EXHIBIT 21.1

                  LIST OF SUBSIDIARIES OF POORE BROTHERS, INC.

     Name of Subsidiary                         State of Incorporation/Formation
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   La Cometa Properties, Inc.                                 Arizona

   Tejas PB Distributing, Inc.                                Arizona

   Poore Brothers - Bluffton, LLC                             Delaware

   Boulder Natural Foods, Inc.                                Arizona

   BN Foods, Inc.                                             Colorado